EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS
~ Second Quarter Net Sales of $88.5 million ~
~ Second Quarter Loss Per Share of ($0.28), or ($0.07) Excluding Restructuring Plan and Other Items ~
~ Ends Second Quarter with Cash of $170 million ~
~ Announces Licensing Partnership with Calvin Klein ~

Paramus, NJ – August 27, 2020 -- Movado Group, Inc. (NYSE: MOV) today announced second quarter and six-month results for the period ended July 31, 2020.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “We remain focused on ensuring the safety and health of our employees, customers and the communities where we operate. In a quarter that was significantly impacted globally by the COVID-19 pandemic, I am proud of our team’s ability to build  on our multi-year investments in our digital center of excellence and adapt to support our ongoing mission to put consumers first, allowing them to connect with our great brands, designs and platforms wherever and whenever they choose to shop. These efforts allowed us to capture strong online demand where our Movado brand generated a 130% increase in our own and third party ecommerce sales. In North America, we reopened our outlet stores in June and were encouraged by the improved sequential performance in July, despite reduced stores hours. We are also seeing encouraging demand in our domestic department store channel. In China, we had a 16% increase in sales for the quarter with trends continuing to accelerate and we had positive top line growth in France and Germany, despite our customers being closed for nearly half of the quarter.”

Mr. Grinberg continued, “The aggressive actions we took at the height of the pandemic have positioned us well to continue to navigate the current environment. We have implemented initiatives that are expected to generate $90 million in cost savings in this fiscal year and have strengthened our financial health as evidenced by our cash balance of $170 million after repaying $37 million on our revolver at quarter end. As we look to the remainder of the year, we continue to expect improving sales trends in the second half relative to the first half with improved profitability and we will continue to be disciplined and agile in managing the business given the continued uncertainty. The actions we have taken, combined with our strong liquidity, enable us to leverage our powerful portfolio of brands which will be further strengthened by the exciting new licensing partnership announced today to design and develop Calvin Klein timepieces and jewelry. As a result, we have confidence that we will emerge from this extraordinary period a stronger company that is even better positioned to deliver long-term shareholder value.”

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Second quarter fiscal 2021 results of operations included the following items:
•
Operating expenses include a $0.7 million pre-tax charge, or $0.5 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;

•
$0.3 million pre-tax charge, or $0.2 million after tax, representing $0.01 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT;

•	$7.4 million pre-tax charge, or $5.0 million after tax, representing $0.22 per diluted share, related to corporate initiatives primarily in response to the COVID-19 pandemic; and
•	Other non-operating income includes a $1.3 million pre-tax gain, or $0.8 million after tax, representing $0.04 per diluted share, associated with the sale of a non-operating asset in Switzerland.

Second quarter Fiscal 2020 results of operations included the following items:
•
Operating expenses include a $0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to Olivia Burton;

•
$1.1 million pre-tax charge, or $0.9 million after tax, representing $0.04 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT;

•
$0.3 million pre-tax gain, or $0.2 million after tax, representing $0.01 per diluted share, associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives; and

•
Other non-operating income includes a $13.6 million pre-tax benefit, or $10.4 million after tax, representing $0.44 per diluted share, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition.

Second Quarter Fiscal 2021 (See attached table for GAAP and Non-GAAP measures)
•
Net sales decreased 43.9% to $88.5 million compared to $157.8 million in the second quarter of fiscal 2020 primarily due to the impact of the COVID-19 pandemic. Net sales on a constant dollar basis also decreased 43.9%.

•
Gross profit was $45.4 million, or 51.2% of sales, compared to $85.3 million, or 54.1% of sales, in the second quarter last year. The decrease in gross margin percentage was primarily the result of unfavorable changes in channel and product mix, decreased leverage on fixed costs due to decreased sales, and U.S. special tariff headwinds.

•
Operating expenses were $54.3 million compared to $76.6 million in the prior year period. For the second quarter of fiscal 2021, adjusted operating expenses were $45.9 million, which excludes the operating expense charges mentioned above in the Non-GAAP Items section. For the second quarter of fiscal 2020, adjusted operating expenses were $75.1 million, which excludes the operating expense charges mentioned above in the Non-GAAP Items section. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all non-essential operating expenses such as certain marketing, selling and payroll related expenses.

•
Operating loss was $8.9 million compared to operating income of $8.8 million in the second quarter of fiscal 2020. Adjusted operating loss for the second quarter of fiscal 2021 was $0.6 million, which excludes the fiscal 2021 charges listed above in the Non-GAAP Items section, compared to adjusted operating income for the second quarter of fiscal 2020 of $10.3 million, which excludes the fiscal 2020 charges listed above in the Non-GAAP Items section.

•
The Company recorded a tax benefit of $1.6 million compared to a tax provision of $4.7 million in the second quarter of fiscal 2020. The Company recorded an adjusted tax provision in the second quarter of fiscal 2021 of $0.6 million compared to an adjusted tax provision of $1.8 million for the second quarter of fiscal 2020.

•
Net loss was $6.6 million, or $0.28 per diluted share, compared to net income of $17.5 million, or $0.75 per diluted share, in the second quarter of fiscal 2020. Adjusted net loss for the fiscal 2021 period was $1.7 million, or $0.07 per diluted share, which excludes the second quarter fiscal 2021 net charges listed above in the Non-GAAP Items section after the associated tax effects. This compares to adjusted net income in the second quarter of fiscal 2020 of $8.3 million, or $0.36 per diluted share, which excludes the second quarter fiscal 2020 net charges listed above in the Non-GAAP Items section after the associated tax effects.

First Half Fiscal 2021 (See attached table for GAAP and Non-GAAP measures)
•
Net sales were $158.2 million compared to $304.4 million in the first six months of fiscal 2020, a decrease of 48.0% primarily due to the COVID-19 pandemic. Net sales on a constant dollar basis decreased 47.8%

•
Gross profit was $77.2 million, or 48.8% of sales, compared to $164.2 million, or 54.0% of sales in the same period last year. Adjusted gross profit for the first six months of fiscal 2021, which excludes $3.5 million in corporate initiative charges related to the impact to the business of the COVID-19 pandemic, was $80.8 million, or 51.0% of net sales. Adjusted gross profit for the first six months of fiscal 2020, which excludes $0.1 million in adjustments associated with the amortization of acquisition accounting adjustments related to the MVMT acquisition, was $164.4 million, or 54.0% of net sales. The decrease in adjusted gross margin percentage was primarily the result of decreased leverage on fixed costs due to decreased sales, unfavorable changes in channel and product mix, unfavorable foreign currency exchange rates and U.S. special tariff headwinds.

•
Operating expenses were $268.3 million as compared to $150.5 million in the first six months of last fiscal year. For the first six months of fiscal 2021, adjusted operating expenses were $99.0 million, which excludes  $155.9 million in adjustments related to the impairment of goodwill and certain intangible assets, $11.1 million in corporate initiative charges related to the impact to the business from the COVID-19 pandemic, $1.4 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.0 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition. For the first six months of fiscal 2020, adjusted operating expenses were $146.9 million, which excludes $1.4 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $2.5 million in adjustments associated with the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all non-essential operating expenses such as certain marketing, selling and payroll related expenses.

•
Operating loss was $191.1 million compared to operating income of $13.8 million in the first six months of fiscal 2020. Adjusted operating loss for the first six months of fiscal 2021 was $18.2 million, which excludes the fiscal 2021 charges listed in the immediately preceding bullet, compared to adjusted operating income of $17.4 million in the first six months of fiscal 2020 which excludes the fiscal 2020 net charges listed in the immediately preceding bullet.

•
The Company recorded a tax benefit in the first six months of fiscal 2021 of $33.9 million as compared to a tax provision of $5.6 million in the first six months of last year. Based upon adjusted pre-tax income, the adjusted tax benefit was $4.3 million in the first half of fiscal 2021 compared to an adjusted tax provision of $3.1 million in the first half of fiscal 2020.

•
Net loss was $156.6 million, or $6.75 per diluted share, compared to net income of $21.4 million, or $0.92 per diluted share, in the first six months of fiscal 2020. Adjusted net loss for the first half of fiscal 2021 was $14.7 million, or $0.63 per diluted shares, which excludes $131.1 million, net of $24.9 million of tax, in adjustments related to the impairment of goodwill and certain intangible assets, $10.0 million, net of $4.6 million of tax, in corporate initiative charges related to the impact to the business from the COVID-19 pandemic, $1.1 million, net of $0.3 million of tax, of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $0.6 million, net of $0.4 million of tax, in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, and $0.8 million, net of $0.5 million of tax, associated with a gain on the sale of a non-operating asset in Switzerland. This compares to adjusted net income for the first half of fiscal 2020 of $13.9 million, or $0.60 per diluted share, which excludes $1.1 million, net of $0.3 million of tax, of expenses associated with the amortization of acquired intangible assets related to Olivia Burton; $2.0 million, net of $0.6 million of tax, of expenses related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to MVMT; $10.4 million, net of $3.3 million of tax, of gains associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition; and $0.2 million, net of $0.1 million of tax, of gains associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives.

Fiscal 2021 Outlook
Given the dynamic nature of the COVID-19 crisis and lack of visibility, the potential financial impact to the business cannot be reasonably estimated. The Company is not providing fiscal 2021 guidance.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, August 27, 2020 at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on August 27, 2020 until 11:59 p.m. ET on September 10, 2020 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13708469.

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives and the impairment of goodwill and certain intangible assets. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of charges for the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangible assets and the gain on sale of a non-operating asset. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangibles and the gain on sale of a non-operating asset. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, pandemics, including the effect of the COVID-19 pandemic and other diseases on travel and traffic in our retail stores and the stores of our wholesale customers, supply disruptions and delivery delays from our Chinese and other suppliers as a result of the COVID-19 pandemic, adverse impact on the Company’s wholesale customers and customer traffic in the Company’s stores as a result of increased uncertainty and economic disruption caused by the COVID-19 pandemic, the stability of the European Union (including the impact of the United Kingdom’s process to exit from the European Union), the stability of the United Kingdom after its exit from the European Union, and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, and general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,

	2020	2019	2020	2019

Net sales	$88,538	$157,816	$158,204	$304,365

Cost of sales	43,182	72,477	80,955	140,153

Gross profit	45,356	85,339	77,249	164,212

Operating expenses	54,272	76,563	112,409	150,462
Impairment of goodwill and intangible assets	-	-	155,919	-
Total operating expenses	54,272	76,563	268,328	150,462

Operating (loss)/income	(8,916)	8,776	(191,079)	13,750

Non-operating (expense)/income:
Gain on sale of a non-operating asset	1,317	-	1,317	-
Change in contingent consideration	-	13,627	-	13,627
Interest expense	(590)	(225)	(861)	(449)
Interest income	8	24	23	45

(Loss)/Income before income taxes	(8,181)	22,202	(190,600)	26,973

(Benefit)/Provision for income taxes	(1,559)	4,741	(33,889)	5,588

Net (loss)/income	(6,622)	17,461	(156,711)	21,385

Less: Net loss attributable to noncontrolling interests	(7)	(44)	(103)	(45)

Net (loss)/income attributable to Movado Group, Inc.	$(6,615)	$17,505	$(156,608)	$21,430

Diluted Income Per Share Information
Net (loss)/income attributable to Movado Group, Inc.	$(0.28)	$0.75	$(6.75)	$0.92

Weighted diluted average shares outstanding	23,240	23,292	23,191	23,370

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported
	Three Months Ended
	July 31,		% Change

	2020	2019

Total net sales, as reported	$88,538	$157,816	-43.9%

Total net sales, constant dollar basis	$88,461	$157,816	-43.9%

	As Reported
	Six Months Ended
	July 31,		% Change

	2020	2019

Total net sales, as reported	$158,204	$304,365	-48.0%

Total net sales, constant dollar basis	$158,813	$304,365	-47.8%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating (Loss)/Income	Pre-tax (Loss)/Income	(Benefit)/Provision for Income Taxes	Net (Loss)/Income Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended July 31, 2020
As Reported (GAAP)	$88,538	$45,356	$(8,916)	$(8,181)	$(1,559)	$(6,615)	$(0.28)
Olivia Burton Costs (1)	-	-	671	671	139	532	$0.02
MVMT Costs (2)	-	-	284	284	108	176	$0.01
Gain On Sale of a Non-Operating Asset (3)	-	-	-	(1,317)	(474)	(843)	$(0.04)
Corporate Initiatives (4)	-	-	7,368	7,368	2,353	5,015	$0.22
Adjusted Results (Non-GAAP)	$88,538	$45,356	$(593)	$(1,175)	$567	$(1,735)	$(0.07)

Three Months Ended July 31, 2019
As Reported (GAAP)	$157,816	$85,339	$8,776	$22,202	$4,741	$17,505	$0.75
Olivia Burton Costs (1)	-	-	690	690	131	559	0.02
MVMT Costs (2)	-	-	1,125	1,125	270	855	0.04
Change In Contingent Consideration (5)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (6)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$157,816	$85,339	$10,271	$10,070	$1,795	$8,319	$0.36

	Net Sales	Gross Profit	Operating (Loss)/Income	Pre-tax (Loss)/Income	(Benefit)/Provision for Income Taxes	Net (Loss)/Income Attributable to Movado Group, Inc.	Diluted EPS
Six Months Ended July 31, 2020
As Reported (GAAP)	$158,204	$77,249	$(191,079)	$(190,600)	$(33,889)	$(156,608)	$(6.75)
Olivia Burton Costs (1)	-	-	1,356	1,356	258	1,098	$0.05
MVMT Costs (2)	-	-	981	981	373	608	$0.03
Goodwill and Intangible Asset Impairment (7)	-	-	155,919	155,919	24,867	131,052	$5.65
Gain On Sale of a Non-Operating Asset (3)	-	-	-	(1,317)	(474)	(843)	$(0.04)
Corporate Initiatives (4)	-	3,508	14,608	14,608	4,592	10,016	$0.43
Adjusted Results (Non-GAAP)	$158,204	$80,757	$(18,215)	$(19,053)	$(4,273)	$(14,677)	$(0.63)

Six Months Ended July 31, 2019
As Reported (GAAP)	$304,365	$164,212	$13,750	$26,973	$5,588	$21,430	$0.92
Olivia Burton Costs (1)	-	-	1,402	1,402	266	1,136	0.05
MVMT Costs (2)	-	140	2,598	2,598	624	1,974	0.08
Change In Contingent Consideration (5)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (6)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$304,365	$164,352	$17,430	$17,026	$3,131	$13,940	$0.60

(1)	Related to the amortization of acquired intangible assets for Olivia Burton.
(2)	Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT, where applicable.
(3)	Related to a gain on sale of a non-operating asset in Switzerland.
(4)	Related to provision established associated with corporate initiatives, including restructuring plan.
(5)	Remeasurement of contingent consideration liability.
(6)	Change in estimate in Fiscal 2020 for severance and occupancy expenses.
(7)	Related to the impairment of goodwill for MVMT, Olivia Burton and City Time and impairment of certain of MVMT's intangible assets.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	January 31,	July 31,
	2020	2020	2019
ASSETS

Cash and cash equivalents	$170,195	$185,872	$134,890
Trade receivables, net	60,128	78,388	93,699
Inventories	173,374	171,406	200,953
Other current assets	29,856	28,888	32,113
Total current assets	433,553	464,554	461,655

Property, plant and equipment, net	25,888	29,238	28,248
Operating lease right-of-use assets	82,169	89,523	91,119
Deferred and non-current income taxes	59,747	25,403	24,621
Goodwill	-	136,366	131,936
Other intangibles, net	18,071	42,359	43,995
Other non-current assets	60,261	59,865	59,057
Total assets	$679,689	$847,308	$840,631

LIABILITIES AND EQUITY

Accounts payable	$29,929	$35,488	$50,281
Accrued liabilities	45,509	44,210	43,874
Accrued payroll and benefits	12,431	6,302	7,333
Current operating lease liabilities	14,766	15,083	14,609
Income taxes payable	6,774	8,217	10,800
Total current liabilities	109,409	109,300	126,897

Loans payable to bank, non current	48,341	51,910	50,300
Deferred and non-current income taxes payable	20,743	25,419	26,593
Non-current operating lease liabilities	75,376	81,877	82,972
Other non-current liabilities	48,124	48,393	50,025

Redeemable noncontrolling interest	3,037	3,165	3,540

Shareholders' equity	373,671	526,537	500,304

Noncontrolling interest	988	707	-
Total equity	374,659	527,244	500,304

Total liabilities, redeemable noncontrolling interest and equity	$679,689	$847,308	$840,631

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 31,
	2020	2019
Cash flows from operating activities:
Net (loss)/income	$(156,608)	$21,430
Impairment of goodwill and intangible assets	155,919	-
Non-cash corporate initiatives	6,608	-
Change in contingent consideration	-	(13,627)
Depreciation and amortization	7,200	7,937
Other non-cash adjustments	(33,833)	2,289
Changes in working capital	9,630	(50,401)
Changes in non-current assets and liabilities	(292)	(222)
Net cash used in operating activities	(11,376)	(32,594)

Cash flows from investing activities:
Capital expenditures	(1,891)	(6,948)
Proceeds from sale of a non-operating asset	1,317	-
Tradenames and other intangibles	(51)	(99)
Net cash used in investing activities	(625)	(7,047)

Cash flows from financing activities:
Repayments of bank borrowings	(36,772)	-
Proceeds from bank borrowings	30,879	-
Dividends paid	-	(9,196)
Stock repurchase	-	(4,199)
Stock awards and options exercised and other changes	(474)	(1,234)
Debt issuance costs	(300)	-
Net cash used in financing activities	(6,667)	(14,629)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,022	(751)
Net change in cash, cash equivalents, and restricted cash	(15,646)	(55,021)
Cash, cash equivalents, and restricted cash at beginning of period	186,438	190,459

Cash, cash equivalents, and restricted cash at end of period	$170,792	$135,438

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$170,195	$134,890
Restricted cash included in other non-current assets	597	548
Cash, cash equivalents, and restricted cash	$170,792	$135,438